EXHIBIT 23.3


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Registration Statement on Form S-8 of GlobeSpan Virata, Inc. (formerly GlobeSpan, Inc.) of our report dated April 21, 2000 (May 16, 2000 as to the second paragraph of Note
5) relating to the financial statements of iCompression, Inc. included in GlobeSpan, Inc.'s Form 8-K/A filed May 23, 2001.



/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Jose, California
December 14, 2001